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                                                                    EXHIBIT 23.3
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 31, 1996, except for Note 12, as to which the date is July 1, 1996, with respect to the consolidated financial statements of AVCOM International, Inc. as of December 31, 1995 and for the year then ended included in the Registration Statement on Form S-4 (Registration No. 333- ) and related Prospectus of Signature Resorts, Inc. for the offer to exchange $140,000,000 of 9 1/4% senior notes.

                                                               Ernst & Young LLP

Phoenix, Arizona
May 4, 1998